Exhibit 99.2

ENSCO

2005

NON-EMPLOYEE DIRECTOR

DEFERRED COMPENSATION PLAN

Effective January 1, 2005

i

ARTICLE V	DISTRIBUTION OF BENEFITS	6

5.1	Payment of Benefits	6
5.2	Timing of Certain Payments	6
	(a) An Unforeseeable Emergency of the Participant	6
	(b) Domestic Relations Orders	7
	(c) Conflicts of Interest	7
	(d) Change in Circumstances	7
5.3	Form of Payment and Deferral of Timing of Payment	7
5.4	Designation of Beneficiary	8

ARTICLE VI	PAYMENT LIMITATIONS	8

6.1	Payment Due an Incompetent	8
6.2	Spendthrift Clause	9

ARTICLE VII	FUNDING	9

7.1	Funding	9
7.2	Investments	9

ARTICLE VIII	ADMINISTRATION	10

8.1	Authority of the Administrator	10
8.2	Claims Procedure	10
8.3	Cost of Administration	10
8.4	Limitations on Plan Administration	10

ARTICLE IX	OTHER BENEFIT PLANS OF THE COMPANY	10

9.1	Other Plans	10

ARTICLE X	AMENDMENT AND TERMINATION OF THE PLAN	11

10.1	Amendment	11
10.2	Termination	11
10.3	Continuation	12

ARTICLE XI	MISCELLANEOUS	12

11.1	Rights Against Company	12
11.2	Action Taken in Good Faith	12
11.3	Limitation of Liability/Rights of Indemnification	12
11.4	Severability	13

ii

ENSCO

2005

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

THIS AGREEMENT, executed this 31st day of December, 2004, and effective the first day of January, 2005, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the “Company”).

W I T N E S S E T H:

WHEREAS, effective January 1, 2004, the Company adopted the ENSCO Non-Employee Director Deferred Compensation Plan (the “Original Plan”);

WHEREAS, the American Jobs Creation Act of 2004 (the “AJCA”) enacted new section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which imposes new rules regarding the timing of elections and distributions under nonqualified deferred compensation plans effective for years beginning after December 31, 2004; and

WHEREAS, the Company has determined to comply with the AJCA and new section 409A of the Code by freezing the Original Plan and adopting the ENSCO 2005 Non-Employee Director Deferred Compensation Plan (the “Plan”), effective January 1, 2005;

NOW THEREFORE, the Plan is hereby adopted to read as follows:

ARTICLE I

PURPOSE

The objective and purpose of this Plan is to attract and retain competent and qualified individuals to serve on the Board of Directors (the “Board”) of the Company by offering flexible compensation opportunities to non-employee directors of the Company and to offer them an opportunity to build an estate or supplement income for use after their service on the Board.

Through this Plan, the Company intends to permit the deferral of the retainer payable to the non-employee directors of the Company and to provide additional benefits. Accordingly, it is intended that this Plan shall not constitute a “qualified plan” subject to the limitations of section 401(a) of the Code, nor shall it constitute a “funded plan”, for purposes of such requirements. It is also intended that this Plan shall be exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) by reason of the exclusions afforded plans which do not cover or provide compensation or benefits to employees.

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ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1 Definitions. When a word or phrase shall appear in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section 2.1. The following words and phrases with the initial letter capitalized shall have the meaning set forth in this Section 2.1, unless a different meaning is required by the context in which the word or phrase is used.

(a) “Account”. means the individual bookkeeping account established for each Participant in the Plan, as described in Section 4.3.

(b) “Administrator”. means the Committee, except to the extent that the Board has appointed another person or persons, or a committee of the Board, to serve as the Administrator with respect to the Plan. The Committee may delegate to the management of the Company the authority and duties relating to the routine administration of the Plan.

(c) “Annual Committee Retainer”. means the annual amount which is paid quarterly, as established from time to time by the Board, as the meeting fee for participation of Non-Employee Directors in meetings of the Board or as chairs and/or members of standing committees of the Board.

(d) “Annual Retainer”. means the annual amount which is paid quarterly, as established from time to time by the Board, as the fee to be paid to Non-Employee Directors for their service as directors for the Company.

(e) “Beneficiary”. means the person designated in writing by the Participant pursuant to Section 5.4 to receive Benefits in the event of his or her death.

(f) “Board”. means the Board of Directors of the Company, or any committee of the Board authorized to act on its behalf.

(g) “Benefits”. means the sum of amounts representing the Participant’s Deferrals, if any; and Company Discretionary Contributions, if any, credited to the Participant’s Account, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts.

(h) “Code”. means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section, applicable Treasury regulations or other applicable guidance promulgated thereunder and any comparable section of any future legislation that amends, supplements or supersedes said section, effective as of the date such comparable section is effective with respect to the Plan.

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(i) “Committee”. means the Nominating, Governance and Compensation Committee of the Board, or such other Committee as may be appointed by the Board from time to time.

(j) “Company”. means ENSCO International Incorporated, a Delaware corporation, or such other organization which, pursuant to a spinoff, merger, consolidation, reorganization, or similar corporate transaction where a significant portion of the Company’s employees become employees of such organization, adopts and assumes the Plan as the sponsor with the consent of the Company and agrees to accept the duties, responsibilities and obligations of the sponsor of the Plan. Reference in the Plan to the Company shall refer to any such organization which adopts and assumes the sponsorship of the Plan.

(k) “Company Discretionary Contributions”. means amounts credited to a Participant’s Account pursuant to Section 4.2 hereof.

(l) “Deferral”. means the Total Retainer deferral described in Section 4.1 made by a Participant who has elected to make a Total Retainer deferral to the Plan in such amount as provided in Section 4.1 of the Plan.

(m) “Deferred Retainer”. means the amount credited to a Participant’s Account pursuant to a Participant’s Deferred Retainer Election in accordance with Section 4.1 hereof.

(n) “Deferred Retainer Election”. means the election by a Participant to defer his Total Retainer as a Deferral in accordance with Section 4.1.

(o) “Deferred Retainer/Participation Agreement”. means the written agreement between the Company and a Participant pursuant to which the Participant consents to participation in the Plan and the deferral of Total Retainer hereunder.

(p) “Disability”. means a disability suffered by a Participant because he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(q) “Effective Date”. means January 1, 2005.

(r) “Insolvent”. means with respect to the Company, the Company being unable to pay its debts as they become due or being subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(s) “Non-Employee Director”. means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

ENSCO 2005 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN	Page 3 of 13

(t) “Participant”. means a Non-Employee Director who has elected to participate in the Plan by executing a Deferred Retainer/Participation Agreement in accordance with Section 4.1 hereof.

(u) “Plan”. means the ENSCO 2005 Non-Employee Director Deferred Compensation Plan, as described in this document, and as it may hereafter be amended.

(v) “Plan Year”. means the fiscal year of this Plan, which shall commence on January 1 each year and end on December 31 of such year.

(w) “Total Retainer”. means the aggregate of the Annual Retainer and the Annual Committee Retainer.

2.2 Construction. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions of this Plan shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced in accordance with the laws of the State of Texas and shall be administered according to the laws of such state, except as otherwise required by ERISA, the Code or other applicable federal law.

ARTICLE III

PARTICIPATION AND VESTING

3.1 Eligibility and Participation. Each Non-Employee Director shall be entitled to participate in the Plan for each Plan Year he or she serves as a Non-Employee Director. In addition, an individual who becomes a Non-Employee Director during a Plan Year shall be eligible to participate in the Plan for the remaining portion of that Plan Year. A Non-Employee Director shall be eligible to receive a Benefit hereunder if such Non-Employee Director has entered into a Deferred Retainer/Participation Agreement with the Company in accordance with Section 4.1 hereof.

3.2 Cessation of Participation. A Participant will cease to be a Participant as of the earlier of (i) the date on which the Plan terminates, or (ii) the date on which he or she ceases to be a Non-Employee Director and has received a distribution of his or her Account.

ARTICLE IV

CONTRIBUTIONS AND ACCOUNTING

4.1 Deferred Retainer. A Non-Employee Director may become a Participant by electing to defer all or a portion of his or her Total Retainer pursuant to a Deferred Retainer/Participation Agreement. Such Deferred Retainer/Participation Agreement

ENSCO 2005 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN	Page 4 of 13

shall be entered into prior to the first day of the Plan Year for which the Deferred Retainer/Participation Agreement is effective or, in the case of an Non-Employee Director who becomes a member of the Board during such Plan Year, such Deferred Retainer/Participation Agreement shall be entered into within 30 days after such date of his or her becoming a Non-Employee Director and shall only be effective with respect to the Total Retainer earned after the date such Deferred Retainer/Participation Agreement is received by the Administrator. A Participant’s Deferred Retainer/Participation Agreement shall only be effective with respect to a single Plan Year and shall be irrevocable for the duration of such Plan Year. Deferral elections for each subsequent Plan Year of participation shall be made pursuant to new Deferred Retainer/Participation Agreements.

(a) Deferrals. Prior to each Plan Year, the Committee shall determine the maximum percentage of the Total Retainer that each Non-Employee Director may elect to defer under the Plan as a Deferral for the immediately following Plan Year.

(b) Failure to Elect. If a Non-Employee Director does not execute a Deferred Retainer/Participation Agreement and elect to defer an amount of his or her Total Retainer for a particular Plan Year in accordance with this Section 4.1, he or she may not participate in the Plan for that Plan Year. Thereafter, he or she may elect to participate in the Plan with respect to future Plan Years, if he or she is then a Non-Employee Director, by executing a Deferred Retainer/Participation Agreement and irrevocably electing to defer a percentage of his or her Total Retainer prior to any such future Plan Year.

4.2 Company Discretionary Contributions. The Company may contribute hereunder as a Company Discretionary Contribution for a Plan Year such amount, if any, as shall be determined by the Board from time to time. Amounts representing Company Discretionary Contributions, if any, for a Plan Year shall be determined and credited to each Participant’s Account at such times and in such amounts as determined by the Board for the Plan Year. Such contributions shall be 100% vested at all times. The value of Company Discretionary Contributions credited to a Participant’s Account will be used, along with the value of the Participant’s Deferred Retainer credited to his or her Account, to determine his or her Benefits as specified herein.

4.3 Accounting for Deferred Total Retainer. The Administrator shall establish and maintain an individual Account under the name of each Participant under the Plan. Each Account shall be adjusted at least quarterly to reflect the Deferrals and Company Discretionary Contributions credited thereto, if any; earnings credited on such Deferrals and Company Discretionary Contributions pursuant to Section 7.2; and any payment of amounts attributable to such Deferrals and Company Discretionary Contributions under this Plan. The amounts of Deferrals shall be credited to the Participant’s Account at such time as such Total Retainer would have been paid to the Participant had the Participant not elected to defer such Total Retainer pursuant to the terms and provisions of the Plan. Each such Account shall be credited with earnings and/or losses computed pursuant to Section 7.2 in the manner specified by Section 7.2. In the sole discretion of the Administrator, more than one Account may be established

ENSCO 2005 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN	Page 5 of 13

for each Participant to facilitate record keeping convenience and accuracy. Each such Account shall be credited and adjusted as provided in this Plan. Amounts credited to each such Account shall be held with the general assets of the Company.

Establishment and maintenance of a separate Account or Accounts for each Participant shall not be construed as giving any person any interest in assets of the Company, or a right to payment other than as provided hereunder. Each Account shall be maintained until all amounts credited to such Account have been distributed in accordance with the terms and provisions of this Plan.

4.4 Plan Benefits. The Benefits to which a Participant and, if applicable, his or her Beneficiary shall be entitled under the Plan will consist of the Deferred Retainer and Company Discretionary Contributions credited to such Participant’s Account, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts pursuant to Section 7.2 hereof.

ARTICLE V

DISTRIBUTION OF BENEFITS

5.1 Payment of Benefits. Except as provided in Section 10.2 in the event of a Change in Control of the Company (as defined in Section 10.2), the amount credited to a Participant’s Account pursuant to Article IV hereof shall be payable to the Participant or, if applicable, to his or her Beneficiary in accordance with the provisions of this Article V. If the Company has obtained life insurance policies as a reserve for the discharge of its obligations under the Plan, the Company acting through the Committee may, in its discretion, distribute any such policy to a Participant when the Participant’s Benefits become payable to satisfy all or a portion of the Company’s obligation to the Participant hereunder. Unless paid earlier pursuant to Section 5.2 or Section 10.2, payment of a Participant’s Benefit under the Plan shall commence in the form elected by the Participant pursuant to Section 5.3 hereof within 30 days following the Participant’s death, Disability or termination of his or her directorship with the Company. A Participant may elect pursuant to Section 5.3 to defer the Benefit payment date or Benefit commencement date of his or her Benefits.

5.2 Timing of Certain Payments. Notwithstanding any other provision of this Plan to the contrary, the Committee shall have the right to direct payment of Benefits to Participants prior to the time such Benefits otherwise would be payable hereunder if the Committee in good faith determines that any of the following conditions or events has occurred:

(a) An Unforeseeable Emergency of the Participant. An unforeseeable emergency is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable

ENSCO 2005 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN	Page 6 of 13

circumstances arising as a result of events beyond the control of the Participant. An unforeseeable emergency will not exist, however, if the emergency may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause a severe financial hardship. In addition, an unforeseeable emergency will not exist, as a result of the Participant’s need to send a child to college or desire to purchase a home. The amount distributed to a Participant on account of an unforeseeable emergency may not exceed the amount reasonably necessary to satisfy such emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause a severe financial hardship.

(b) Domestic Relations Orders. The Administrator may determine to permit acceleration of the time or schedule of a payment under the Plan to an individual other than a Participant as may be necessary to fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code).

(c) Conflicts of Interest. The Administrator may determine to permit acceleration of the time or schedule of a payment under the Plan as may be necessary to comply with a certificate of divestiture (as defined in section 1043(b)(2) of the Code).

(d) Change in Circumstances. A change in circumstances relating to the operation of the Plan or the taxation of Participants, arising from a change in the federal or applicable state tax or revenue laws, a published ruling or similar announcement by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a change in securities laws or regulations, the issuance of an advisory opinion, regulation or other published position by the Department of Labor, or a change in accounting requirements which causes (i) Participants to be taxable on their Benefits prior to the time Benefits otherwise would be payable hereunder, (ii) the Plan to be considered as funded for purposes of ERISA or the Code, or (iii) a material change regarding the tax or financial accounting consequences of maintaining the Plan to the Company; provided, in any event, any determination by the Committee under this Section 5.2(d) cannot be considered to be the exercise of impermissible discretion under section 409A of the Code.

5.3 Form of Payment and Deferral of Timing of Payment. Each Participant may elect on his or her initial Deferred Retainer/Participation Agreement filed with the Administrator under the Plan whether his or her Benefits will be paid in the form of a single sum payment or substantially equal monthly installments over a period of 60 months. In addition, the Participant may elect on his or her initial Deferred Retainer/Participation Agreement filed with the Administrator under the Plan to defer the Benefit payment date or Benefit commencement date specified in Section 5.1 to a date that is not beyond the second anniversary of the normal Benefit payment date or Benefit commencement date specified in Section 5.1. Subject to the requirements of the next sentence, the Participant may change the form in which his or her Benefits will be paid

ENSCO 2005 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN	Page 7 of 13

as specified in his or her initial Deferred Retainer/Participation Agreement from a single sum payment to substantially equal monthly installments over a period of 60 months. If an election is made pursuant to the preceding sentence, (i) it cannot take effect until at least 12 months after the date on which the new election is made, and (ii) for an election related to a payment that is not made by reason of the Participant’s Disability, the occurrence of an unforeseeable emergency under Section 5.2(a), or the Participant’s death, the first payment with respect to which this election is made shall be deferred for a period of not less than five years from the date on which the single sum payment would otherwise have been made. If a Participant has not elected a form of payment for his or her Benefits pursuant to this Section 5.3, the Participant’s Benefits will be paid in a single sum payment. If such Participant is receiving installment payments hereunder and dies prior to the payment of all monthly installments, the remaining portion of the Participant’s Benefits will continue to be paid in monthly installments to his or her Beneficiary for the remaining installment period in the same amount and manner as they would have been paid to the Participant. If the Participant elects to defer the Benefit payment date or Benefit commencement date and dies before that deferred Benefit payment date or deferred Benefit commencement date specified in his or her Deferred Retainer/Participation Agreement, the Participant’s Benefits will be paid or commence to be paid to his or her Beneficiary in the form and upon the date elected by the Participant.

5.4 Designation of Beneficiary. Each Participant must designate a Beneficiary to receive his or her Benefits in the event of his or her death, by completing his or her Deferred Retainer/Participation Agreement and filing it with the Administrator. The Administrator will recognize the most recent written Beneficiary designation on file prior to a Participant’s death. If a designated Beneficiary is not living at the time of the Participant’s death, then the Administrator will pay Participant’s Benefits to the Participant’s personal representative, executor, or administrator, as specified by the appropriate legal jurisdiction. Any such payment to the Participant’s Beneficiary or, if applicable, to his or her personal representative, executor or administrator shall operate as a complete discharge of all obligations of the Administrator and the Company to the extent of the payment so made.

ARTICLE VI

PAYMENT LIMITATIONS

6.1 Payment Due an Incompetent. If the Administrator shall find that any person to whom any payment is payable under the Plan is unable to care for his or her affairs because of mental or physical illness, accident or death, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister or any person deemed by the Administrator, in its sole discretion, to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Administrator may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan, and the Company shall have no further obligation to see to the application of any money so paid.

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6.2 Spendthrift Clause. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

ARTICLE VII

FUNDING

7.1 Funding. All Benefits under this Plan shall be paid or provided directly by the Company. Such Benefits shall be general obligations of the Company which shall not require the segregation of any funds or property therefor.

Notwithstanding the foregoing, in the discretion of the Company, the Company’s obligations hereunder may be satisfied from a grantor trust established by the Company, the terms of which will be substantially similar to the terms of the model trust issued by the Internal Revenue Service in Revenue Procedure 92-64 and shall comply with the requirements of section 409A of the Code, from an escrow account established at a bank or trust company, or from an insurance contract or contracts owned by the Company. The assets of any such trust, escrow account and any such insurance policy shall continue for all purposes to be a part of the general funds of the Company, shall be considered solely a means to assist the Company to meet its contractual obligations under this Plan and shall not create a funded account or security interest for the benefit of any Participant under this Plan. All such assets shall be subject to the claims of the general creditors of the Company in the event the Company is Insolvent.

If a single trust or other funding vehicle is established as a reserve for the obligations hereunder of more than one Affiliate, including by the Company and its Affiliates with respect to their obligations to a select group of management or highly compensated employees under the ENSCO 2005 Supplemental Executive Retirement Plan, the assets of any such trust or funding vehicle shall, to the extent attributable to contributions made by the Company or an Affiliate, be subject to the claims of the general creditors of the Company or that Affiliate in the event the Company or that Affiliate is Insolvent, and the Company and each Affiliate will be treated as a separate grantor to the extent of its participation in any trust so established. To the extent that any person acquires a right to receive a payment from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

7.2 Investments. If a trust is established as provided for in Section 7.1, earnings and/or losses of the trust attributable to amounts credited to a Participant’s

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Account shall increase or, if applicable, decrease such Participant’s Account for purposes of determining the Participant’s Benefits payable hereunder. The Committee may determine from time to time to direct the investment manager appointed pursuant to any such trust to invest the assets credited to a Participant’s Account in accordance with the wishes and written directions of that Participant from among the registered mutual funds and the Company stock fund offered to the participants in the ENSCO Savings Plan from time to time under the terms of the ENSCO Savings Plan. If the Committee determines for any reason that a particular fund cannot be made available, a comparable fund will be substituted in its place.

ARTICLE VIII

ADMINISTRATION

8.1 Authority of the Administrator. The Administrator shall have full power and authority to interpret, construe and administer the Plan. The Administrator’s interpretation and construction hereof, and actions hereunder, including any determination of the amount or recipient of any payment to be made under the Plan, shall be binding and conclusive on all persons and for all purposes. In addition, the Administrator may employ attorneys, accountants, and other professional advisors to assist the Administrator in its administration of the Plan. The Company shall pay the reasonable fees of any such advisor employed by the Administrator. To the extent permitted by law, the Administrator, any member of the Board, any member of the Committee, and any employee of the Company or an Affiliate shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or lack of good faith.

8.2 Claims Procedure. The Administrator shall process all benefit claims of Participants and Beneficiaries pursuant to procedures it establishes from time to time.

8.3 Cost of Administration. The cost of this Plan and the expenses of administering the Plan shall be paid by the Company.

8.4 Limitations on Plan Administration. No person to whom discretionary authority is granted hereunder shall vote or act upon any matter involving his or her own rights, benefits or participation in the Plan.

ARTICLE IX

OTHER BENEFIT PLANS OF THE COMPANY

9.1 Other Plans. Nothing contained in this Plan shall prevent a Participant prior to his or her death, or his or her spouse or other Beneficiary after his or her death, from receiving, in addition to any payments provided for under this Plan, any payments

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provided for under any other plan or benefit program of the Company, or which would otherwise be payable or distributable to him or her, his or her surviving spouse or Beneficiary under any plan or policy of the Company or otherwise. Nothing in this Plan shall be construed as preventing the Company from establishing any other or different plans providing for current or deferred compensation for directors.

ARTICLE X

AMENDMENT AND TERMINATION OF THE PLAN

10.1 Amendment. The Committee shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall become effective upon the date stated therein; provided, however, that no such action shall affect any Benefit adversely to which a Participant would be entitled had his or her directorship terminated immediately before such amendment was effective.

10.2 Termination. The Company has established this Plan with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect. However, the Committee, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time; provided, however, that no such action shall affect any Benefit adversely to which a Participant would be entitled had his or her directorship terminated immediately before such termination was effective.

Upon a Change in Control of the Company, the Committee shall have the right to determine within the immediately succeeding 12-month period whether the Plan shall terminate upon which all Benefits shall be distributable in accordance with the elections of each Participant under Article V as if each such Participant’s directorship with the Company had terminated as of the effective date of such termination of the Plan. For purposes of the Plan, a Change in Control of the Company shall be deemed to occur if there is a change (i) in the ownership of the Company, which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of the stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; (ii) in the effective control of the Company, which occurs on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company, or (B) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to

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or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The determination of whether a Change in Control has occurred shall be determined by the Committee consistent with section 409A of the Code and applicable Treasury regulations and guidance.

10.3 Continuation. The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation beyond the promise to pay the benefits described in this Plan.

ARTICLE XI

MISCELLANEOUS

11.1 Rights Against Company. The Plan shall not be deemed to be a consideration for, or an inducement for, the service of any Non-Employee Director by the Company. Nothing contained in the Plan shall be deemed to give any Non-Employee Director the right to be retained in the service of the Company as a Non-Employee Director or to interfere with the right of the Company to terminate the directorship of any Non-Employee Director at any time, without regard to the effect such discharge may have on any rights under the Plan.

11.2 Action Taken in Good Faith. The Administrator and each employee, officer and director of the Company or any Affiliate who have duties and responsibilities with respect to the establishment or administration of the Plan shall be fully protected with respect to any action taken or omitted to be taken by them in good faith.

11.3 Limitation of Liability/Rights of Indemnification. No member of the Committee or any person acting as a delegate of the Committee with respect to this Plan shall be liable for any action that is taken or is omitted to be taken or for any losses resulting from any action, interpretation, construction or omission made in good faith with respect to this Plan. In addition to such other rights of indemnification as they may have as directors, members of the Committee shall be indemnified by the Company against any reasonable expenses, including attorneys’ fees actually and necessarily incurred, which they or any of them may incur by reason of any action taken or failure to act under or in connection with this Plan, and against all amounts paid by them in settlement of any claim related thereto (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such director or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a director or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle the defense of the same.

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11.4 Severability. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

IN WITNESS WHEREOF, the Company has executed this ENSCO 2005 Non-Employee Director Deferred Compensation Plan as of this 31st day of December, 2004 to be effective as of January 1, 2005.

ENSCO INTERNATIONAL INCORPORATED

By:	/s/ Chuck Mills
Its:	Vice President – Human Resources & Security

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